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                                                              December 22, 1999


C3D Inc.
230 Park Avenue, Suite 453
New York, NY 10169

Attn: Eugene Levich
      President and CEO

Re: Amendment No. 1 to Placement Agency Agreement
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Dear Dr. Levich:

         The parties hereto, C3D Inc., a Florida corporation (the "Company") and Sands Brothers & Co., Ltd., a Delaware corporation ("Sands Brothers") have entered into that certain placement agency agreement (hereinafter the "Agency Agreement") dated as of December 1, 1999.

         In connection therewith, the parties hereto agree that the Agency Agreement is hereby amended as follows:

         1. Paragraph 2(k) of the Agency Agreement is hereby deleted in its entirety and in its place and stead the following is inserted:

               "(k) Agreements. Except as set forth in Schedule 2(k) hereto, the Company is not a party to any written or oral contract, agreement, arrangement or understanding which is material to the business of the Company or which is material to, and which a prudent investor would need to review in order to make an informed investment decision with respect to the purchase of the Securities offered pursuant to the Offering Documents. The Company has performed in all material respects all obligations to have been performed on such contracts through the date hereof, and the Company is not in default in any material respect under any such contract. Each material contract of the Company is valid and binding on the Company and the Company has not received notice that any such contract is not binding on any party thereto."
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C3D Inc.
December 22, 1999
Page 2

         2. Paragraph 2(r) of the Agency Agreement is hereby deleted in its entirety and in its place and stead the following is inserted:

               "(r) Brokers. The Company has not, or any of its respective officers, directors, employees or shareholders, employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Sands Brothers, except as previously disclosed to Sands Brothers and for whose fees the Company shall be solely responsible."

         3. Paragraph 5(g) of the Agency Agreement is hereby deleted in its entirety and in its place and stead the following is inserted:

               "(g) Ratification and Confirmation of Letter
               Agreement. The Company hereby confirms and ratifies the Letter Agreement including, without limitation, (i) the retention of Sands Brothers as its exclusive investment banker and financial consultant for a period of three (3) years following the completion of the Financing, at an annual fee of Forty Eight Thousand ($48,000) Dollars (exclusive of any accountable out-of-pocket expenses), payable quarterly in advance in installments of Twelve Thousand ($12,000) Dollars, with the first payment to be made upon the sale of the Minimum Amount by deduction of the proceeds therefrom, pursuant to
               Section 7 thereof, provided, however, that in the event that $25 million of Securities have not been sold within one year after the Commencement Date, Sands Brothers' status as investment banker and financial consultant to the Company, thereunder and hereunder, shall cease to be exclusive (ii) subject to $25 million of Securities having been sold, the granting of the right of first refusal to Sands Brothers pursuant to Section 8 thereof as described in Exhibit E hereto, (iii) subject to $25 million of Securities having been sold, the granting of the right to designate a board member or observer to the board of directors of the Company pursuant to Section 9 thereof after the Closing Date, and (iv) the expense reimbursement and indemnification provisions thereof. Such ratification and confirmation shall survive any termination of the Offering."

         4. Except as set forth herein, the Agency Agreement shall remain in full force and effect.
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C3D Inc.
December 22, 1999
Page 3

         IN WITNESS WHEREOF, the Company and Sands Brothers have caused this Agreement to be executed by its duly authorized representative.

C3D INC.                                       SANDS BROTHERS & CO., LTD.


By: /s/ Eugene Levich                          By: /s/ Mark G. Hollo
   ---------------------------------              -----------------------------
   Name:  Eugene Levich                               Name:  Mark G. Hollo
   Title: President and CEO                           Title: Managing Director

Date: December 22, 1999                        Date: December 22, 1999
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